Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

MCNB Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.0001 per share, by selling shareholders	Rule 457(a)	60,211,450	$0.10	$6,021,145.00	0.0000927	$558.16
Total Offering Amounts					$6,021,145.00		$558.16
Total Fee Offsets							$0.00
Net Fee Due							$558.16

(1)	Represents shares to be registered on strictly behalf of Selling Stockholders.

(2)

For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 60,211,450 representing the number of shares covered by the resale prospectus by an arbitrary assumed price of $0.10 per share.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).